UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

Skillsoft Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38960	83-4388331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Innovative Way, Suite 2210
Nashua, NH 03062
(Address of principal executive offices) (zip code)

(603) 324-3000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SKIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Second Amendment to the Skillsoft Corp. 2020 Omnibus Incentive Plan

As described under Item 5.07 below, the stockholders of Skillsoft Corp. (the “Company,” “we” or “our”), at the Company’s 2026 Annual Meeting of Stockholders held on June 25, 2026 (the “Annual Meeting”), approved the Second Amendment (“Second Amendment”) to the Skillsoft Corp. 2020 Omnibus Incentive Plan, as previously amended on June 6, 2024 by the First Amendment thereto (as so amended, the “2020 Plan”), to increase the number of shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Common Stock”) available for issuance under the 2020 Plan by 550,000 shares. The Company’s Board of Directors approved the Second Amendment on March 25, 2026, subject to stockholder approval. The Second Amendment became effective June 25, 2026, and increased the number of shares of Common Stock available for issuance under the 2020 Plan from 3,755,658 to 4,305,658, subject to annual increases and adjustment provisions already included in the 2020 Plan. A summary of the material terms of the 2020 Plan is set forth in Proposal No. 3 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 8, 2026 (the “Proxy Statement”), which summary is incorporated by reference herein. The foregoing description and such summary are qualified in their entirety by reference to the full text of the original 2020 Plan, as amended by the First and Second Amendments thereto, copies of which are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively and incorporated herein by reference. All executive officers of the Company are eligible for awards under the 2020 Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 25, 2026, the Company held the Annual Meeting. The following matters were voted upon at the Annual Meeting: (i) election of three Class II directors to a term of three years each, or until their successors have been elected and qualified; (ii) approval, on an advisory basis, of the compensation of our named executive officers; (iii) approval of the Second Amendment to the 2020 Plan to increase the number of shares of common stock available for issuance thereunder; and (iv) ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027. The Company also solicited proxies with respect to the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Annual Meeting to approve the presented proposals or to constitute a quorum (the “Adjournment Proposal”). As a quorum was present, and there were sufficient votes to adopt the other proposals, adjournment of the Annual Meeting was unnecessary and the Adjournment Proposal was not presented to the Company’s stockholders. Each of the proposals is described in greater detail in the Company’s Proxy Statement.

There were 8,955,077 shares of Common Stock issued and outstanding at the close of business on May 4, 2026, the record date (the “Record Date”) for the Annual Meeting. At the Annual Meeting, there were 7,459,043 shares of Common Stock present in person or by proxy, representing approximately 83.29% of the total outstanding shares of Common Stock as of the Record Date, which constituted a quorum.

A summary of the voting results for each proposal is set forth below.

Proposal No. 1 - Election of Class II Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael S. Klein	5,903,836	461,485	1,093,722
Denis Nikolaev	6,316,961	48,360	1,093,722
Arthur Gilliland	6,322,093	43,228	1,093,722

Proposal No. 2 – Approval, on an advisory basis, the compensation of our named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,491,157	868,427	5,737	1,093,722

Proposal 3: Approval of the Second Amendment to the Skillsoft Corp. 2020 Omnibus Incentive Plan to Increase the Number of Shares of Common Stock Available for Issuance thereunder

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,191,165	1,170,074	4,082	1,093,722

Proposal No. 4 - Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,452,117	1,554	5,372	-

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Skillsoft Omnibus Incentive Plan, incorporated herein by reference to Exhibit 10.12 to our Registration Statement on Form S-1/A filed on July 6, 2021
10.2	First Amendment to Skillsoft Corp. 2020 Omnibus Incentive Plan, incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on July 19, 2024
10.3	Second Amendment to Skillsoft Corp. 2020 Omnibus Incentive Plan, incorporated herein by reference to Appendix B to the Company’s Definitive Proxy Statement filed on May 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2026

SKILLSOFT CORP.

By:	/s/ Ronald Kisling
Ronald Kisling Chief Financial Officer